SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 7, 1998


                        COMPUTER TASK GROUP, INCORPORATED
             (Exact name of registrant as specified in its charter)


 New York                            1-9410                  16-0912632
(State or other jurisdiction        (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)


                  800 Delaware Avenue, Buffalo, New York 14209
               (Address of principal executive offices) (Zip Code)


                                 (716) 882-8000
              (Registrant's telephone number, including area code)



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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On July 7, 1998, upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors of Computer Task Group, Incorporated (the "Company") approved the selection of Deloitte & Touche LLP ("Deloitte") to serve as the new independent accountant for the Company and to be principal accountant to audit the Company's financial statements. Also on July 7, 1998, KPMG Peat Marwick LLP ("KPMG"), the Company's former independent accountant, was dismissed after the completion of the term of a three year engagement.

         KPMG was the independent accounting firm which audited the financial statements of the Company for its two most recent fiscal years, 1996 and 1997. KPMG's reports on the Company's financial statements for the past two fiscal year's have not contained an adverse opinion or disclaimer of opinion, or been qualified or modified for uncertainty, audit scope, or accounting principles.

         1. During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal of KPMG, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         2. During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal of KPMG, NONE of the following events occurred:

          (a) KPMG advised the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist;

          (b) KPMG having advised the Company that information has come to its attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

          (c) (1) KPMG having advised the Company of the need to expand significantly the scope of its audit, or that information had come to its attention during such time period, that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements; and (2) due to the failure to reappoint KPMG as accountants for the Company or for any other reason, KPMG did not so expand the scope or its audit or conduct such further investigation; or

          (d) (1) KPMG having advised the Company that information has come to its attention and that it had concluded that the information materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to KPMG's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to the failure to reappoint KPMG as accountants for the Company or for any other reason, the issue has not been resolved to its satisfaction prior to such dismissal.

          During the Company's two most recent fiscal years and any interim period prior to the dismissal of KPMG, the Company (or someone acting on its behalf) did not consult Deloitte regarding (i) either: the application of accounting principles to a specified action, either completed or proposed; or the type of audit opinion that might be rendered on the Company's audited financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting and auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as described in paragraph number "1" above, or the subject of any event described in paragraph number "2" above.

         The Company has provided KPMG with a copy of the disclosures contained herein, and has requested the firm to furnish the Company a letter addressed to the United States Securities and Exchange Commission stating whether they agree with the statements made by the Company in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of such letter is attached as an exhibit to this current report on Form 8-K.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit No.       Description

      16 Letter from KPMG Peat Marwick LLP regarding change in certifying accountant.

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


        Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               COMPUTER TASK GROUP, INCORPORATED


                               /s/ James R. Boldt
                                   James R. Boldt
                                   Vice President and
Dated: July 7, 1998                Chief Financial Officer